Exhibit 99.1

NetRatings


                                                   Contact:
                                                   Susan Hickey
                                                   NetRatings, Inc.
                                                   212-703-5909
                                                   shickey@netratings.com


            NETRATINGS ANNOUNCES FIRST QUARTER 2004 FINANCIAL RESULTS

     New York, May 6, 2004 - NetRatings, Inc. (NASDAQ: NTRT), the global standard for Internet audience measurement and analysis, today announced financial results for the first quarter ended March 31, 2004.

     NetRatings' revenues were $13.3 million for the first quarter of 2004, a 47 percent increase over revenues of $9.0 million in the first quarter of 2003. Revenue growth reflected additional sales of existing Nielsen//NetRatings products and the integration of acquisitions made during 2003.

     In accordance with generally accepted accounting principles (GAAP), net loss for the first quarter of 2004 was $6.5 million, or $0.19 per share, on approximately 34.1 million shares. This compares with a net loss of $5.2 million, or $0.15 per share, in the first quarter of 2003, on approximately 33.6 million shares.

     On an EBITDA basis (a non-GAAP measure that reflects net income/loss excluding interest income/expense, taxes, depreciation, and amortization of intangibles and stock-based compensation), the company reported a first quarter loss of $3.1 million, or $0.09 per share. This compares with an EBITDA loss in the first quarter of 2003 of $2.8 million, or $0.08 per share. A complete reconciliation of GAAP results to EBITDA results may be found in the accompanying financial tables and footnote.

     Cash, cash equivalents and short-term investments at the end of the first quarter were $198 million, compared to $210 million at the end of 2003, reflecting cash usage from operations and the acquisition of the balance of RedSheriff.

                                    - more -

     "Continued strengthening of online advertising metrics is fueling the need for Nielsen//NetRatings' high quality media research products and services," commented William Pulver, president and CEO, NetRatings. "And, we are poised for significant market research product launches around the middle of this year - MegaPanel and HomeScan Online - that will position NetRatings for a strong future as marketers continue to integrate the Internet into their global marketing strategies. We have also made good progress with the integration of the RedSheriff acquisition and have received positive client reaction to the availability of site-centric data as part of the Nielsen//NetRatings product portfolio."

     The company reported a 76 percent global renewal rate for the first quarter of 2004 (excluding RedSheriff clients), up from 72 percent during the first quarter of 2003, and signed or renewed contracts with leading companies including aQuantive, CareerBuilder.com, Deutsch, Dow Jones Interactive, Forbes.com, Google, Modem Media, Tiscali and U.S. News and World Report. With the integration of the RedSheriff acquisition, NetRatings now has more than 1,166 clients globally.

Guidance

For the second quarter ending June 30, 2004, NetRatings is projecting the following:

-    Revenue is expected to be between $13.8 million and $14.2 million
-    Net loss per share on a GAAP basis is expected to be between $0.17 and
     $0.19
-    EBITDA loss per share is expected to be between $0.07 and $0.09

For the full year 2004, NetRatings is projecting the following:

-    Revenue is expected to be between $55 million and $59 million
-    Net loss per share on a GAAP basis is expected to be between $0.63 and
     $0.69
-    EBITDA loss per share is expected to be between $0.30 and $0.36

First Quarter 2004 Conference Call

Today at 4:30 p.m. ET, NetRatings management will host a conference call and Webcast to discuss its first quarter 2004 results and outlook. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.netratings.com to listen to the conference call via live Webcast.

                                    - more -

About NetRatings
NetRatings, Inc. (Nasdaq: NTRT) delivers leading Internet media and market research solutions, marketed globally under the Nielsen//NetRatings brand. With high quality, technology-driven products and services, Nielsen//NetRatings enables clients to make informed business decisions regarding their online strategies. The Nielsen//NetRatings product portfolio includes panel-based and site-centric Internet audience measurement services, online advertising intelligence, user lifestyle, demographic and product brand preferences data, Internet reach and frequency planning tools, and custom data, research and analysis. For more information, visit www.nielsen-netratings.com

Safe Harbor Statement
This press release contains statements that may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expressed in any such forward-looking statements. Information about potential factors that may affect NetRatings' business and financial results is included in its annual report on Form 10-K for the fiscal year ended Dec. 31, 2003 and its quarterly reports on Form 10-Q, including, without limitation, under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors That May Affect Our Performance." Each of these documents is on file with the SEC and is available free of charge. Readers of this press release are referred to such filings. The forward-looking statements herein speak only as of the date of this press release. NetRatings does not undertake to update any forward-looking statement that may be made from time to time by it or on behalf of NetRatings.


                                    - more -

NetRatings, Inc.
Statements of Operations
(in thousands, except per share data)

                                                                  Three Months Ended
                                                                       March 31,
                                                                 2004              2003
                                                           ----------------- ----------------

Revenue                                                        $ 13,266         $  9,021

Cost of revenue                                                   5,904            4,208
                                                           ----------------- ----------------
Gross profit                                                      7,362            4,813
                                                           ----------------- ----------------

Operating expenses:
    Research and development                                      3,108            2,123
    Sales and marketing                                           5,235            3,721
    General and administrative                                    3,363            2,226
    Restructuring and other expenses                               (525)               -
    Amortization of intangibles                                   1,154              989
    Amortization of stock-based compensation                      2,276            2,277
                                                           ----------------- ----------------
                         Total operating expenses                14,611           11,336
                                                           ----------------- ----------------

Loss from operations:                                            (7,249)          (6,523)

Equity in earnings (losses) of joint ventures                        20              (50)
Interest income, net                                                781            1,340
Minority interest in losses (profits) of
consolidated subsidiaries                                           (42)              48
                                                          ----------------- ----------------
Net loss                                                       $ (6,490)        $ (5,185)
                                                           ================= ================

Basic and diluted net loss
per common share                                               $  (0.19)        $  (0.15)
                                                           ================= ================


Shares used to compute basic and diluted
net loss and EBITDA net loss per common share                    34,058           33,643
                                                           ================= ================

EBITDA (1)
----------
Net loss                                                       $ (6,490)        $ (5,185)
Less:

Interest income, net                                               (781)          (1,340)
Depreciation                                                        739              468
Amortization of intangibles                                       1,154              989
Amortization of stock-based compensation                          2,276            2,277
                                                           ----------------- ----------------
EBITDA                                                         $ (3,102)        $ (2,791)
                                                           ----------------- ----------------
EBITDA loss per common share                                   $  (0.09)        $  (0.08)
                                                           ================= ================


                                    - more -

(1) EBITDA reflects net income/loss excluding interest income/expense, taxes, depreciation, and amortization of intangibles and stock-based compensation. Management uses this measure internally to evaluate the company's performance. NetRatings provides results, guidance and associated reconciliation of this non-GAAP measure to the investment community, as we believe it provides consistent and comparable measures to help investors understand our current and future operating cash flow performance. Interest income/expense is excluded as it is not related to our operating performance. Depreciation expenses are non-cash charges. NetRatings excludes amortization of intangibles and stock-based compensation as they are non-cash charges not directly related to operations. EBITDA data is provided as a complement to results provided in accordance with GAAP, and should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Reconciliation of net loss per share to EBITDA per share for second quarter and full year 2004 guidance

                                                           Three months ending                  Year ending
                                                             June 30, 2004                    Dec. 31, 2004
                                                             --------------                    -------------


Net loss                                               $ (0.19)      $ (0.17)            $  (0.69)         $  (0.63)
Less:
     Interest income, net                                (0.02)        (0.02)               (0.08)            (0.08)
     Depreciation                                         0.02          0.02                 0.09              0.09
     Amortization of intangibles                          0.03          0.03                 0.10              0.10
     Amortization of stock-based compensation             0.07          0.07                 0.22              0.22
                                                       ---------------------             ---------------------------

EBITDA loss per share guidance range                   $ (0.09)      $ (0.07)            $  (0.36)         $  (0.30)
                                                       ======================            ===========================


                                    - more -

NetRatings, Inc.
Balance Sheets
(in thousands)
                                                            March 31,               December 31,
                                                              2004                     2003
                                                              ----                     ----

ASSETS

Current assets
Cash, cash equivalents & short term investments        $   197,646              $   210,039
Accounts receivable                                         10,976                   10,141
Other current assets                                         3,353                    4,491
                                                       -----------              -----------
  Total current assets                                     211,975                  224,671

Property and equipment                                       4,585                    3,943
Intangibles                                                 17,935                   19,089
Goodwill                                                    77,627                   66,612
Other assets                                                 1,300                      936
                                                       -----------            -------------
  Total assets                                         $   313,422            $     315,251
                                                       ===========            =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilitie
Accounts payable & accrued expenses                   $    28,592             $      26,807
Deferred revenue                                           11,691                    10,777
Restructuring liabilities                                   1,119                     1,711
                                                      -----------             -------------
  Total current liabilities                                41,402                   39,295

Restructuring liabilities, less current portion             1,412                    1,680
                                                      -----------            -------------
  Total liabilities                                        42,814                  40,975

Minority interest                                             228                     222

Stockholders' equity                                      270,380                 274,054
                                                      -----------            ------------
  Total liabilities and stockholders' equity           $  313,422            $    315,251
                                                       ==========            ============


                                       ###